EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT

        We hereby consent to the use in this Registration Statement of our report dated February 9, 2000 on the financial statements of ETRAVNET.COM, Inc., as of December 31, 1999, and to the reference to our firm under the heading "Experts" in the Prospectus.




                                       /s/ ISRAELOFF, TRATTNER & CO., CPAs, P.C.

Valley Stream, New York
October 10, 2000